Exhibit 99.1

NEWS RELEASE

Contact:	Trey Stolz
Director, Investor Relations
Basic Energy Services, Inc.
817-334-4100

BASIC ENERGY SERVICES ANNOUNCES APPOINTMENT OF KEITH L. SCHILLING AS PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

FORT WORTH, TEXAS - December 19, 2019 - Basic Energy Services, Inc. (OTCQX: BASX) (“Basic” or the “Company”) today announced the appointment of Keith L. Schilling as President, Chief Executive Officer and director, effective January 2, 2020. Mr. Schilling is an accomplished professional with over two decades of experience in senior managerial positions with major energy services companies. Mr. Schilling is replacing T.M. “Roe” Patterson in connection with his voluntary resignation.

“After an extensive search process that considered many strong candidates, we are pleased to appoint Keith Schilling as Basic Energy Services’ new President, Chief Executive Officer and director,” commented Julio Quintana, Chairman of the Board of Directors. “Keith possesses great industry expertise, and we are excited for him to lead the Company into the future. We are grateful to Roe Patterson for his leadership and contributions to the Company and thank him for his dedication and service.”

Mr. Schilling said, “I am thrilled to join Basic Energy Services as President and Chief Executive Officer and to join its impressive and strong management team. I am very excited about the future of the Company and am thankful to Julio and the Board for the opportunity to lead Basic and for their trust and support.”

Prior to joining the Company, Keith was employed by Baker Hughes Company, where he served as President of Baker Hughes Canada since November 2018 and as Director, Sales and Commercial from July 2017 until November 2018. From October 2016 until June 2017, he served as President - Surface for the North America Region. Prior to his work for Baker Hughes Company and its affiliates, Mr. Schilling served as Senior Vice President for TETRA Technologies, Inc. from December 2014 until October 2016. From 1995 to 2014, Mr. Schilling was employed by Schlumberger Limited in numerous capacities. Mr. Schilling received a B.S. in Chemical Engineering from Texas A&M University in 1995 and an M.B.A. from Rotterdam University in 2008.

About Basic Energy Services

Basic Energy Services provides wellsite services essential to maintaining production from the oil and gas wells within its operating areas. The Company’s operations are managed regionally and are concentrated in major United States onshore oil-producing regions located in Texas, New Mexico, Oklahoma, Arkansas, Kansas, Louisiana,

Exhibit 99.1

Wyoming, North Dakota, California and Colorado. Our operations are focused in liquids-rich basins that have historically exhibited strong drilling and production economics in recent years with a significant presence in the Permian Basin, Powder River Basin, and the Bakken, Eagle Ford, and Denver-Julesburg shales. We provide our services to a diverse group of over 2,000 oil and gas companies. Additional information is available on the Company’s website at www.basices.com.
Safe Harbor Statement

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and reflect Basic’s current views about future events. The words "believe," "estimate," "expect," "anticipate," "project," "intend," "seek," "could," "should," "may," "potential" and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Although Basic believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions and estimates, certain risks and uncertainties could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release and the presentation. These risks and uncertainties include, without limitation, our ability to successfully execute, manage and integrate acquisitions, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for crude oil and natural gas, the negative impacts of the delisting of the Company’s common stock from the NYSE and any impacts from the divestment of our pressure pumping assets. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that the transactions will be consummated or that anticipated future results will be achieved. Any forward-looking statement speaks only as of the date on which such statement is made and Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise, except as required by applicable law.